EXHIBITS

                            TAX FREE FUND OF VERMONT

                                    FORM N-1A


                                INDEX OF EXHIBITS
                  (Numbers coincide with Item 23 of Form N-1A)



(a)     Articles of Association - enclosed.

(b)     By Laws - enclosed.

(d)     Investment Advisory Agreement - Enclosed.

(g)     Custody Account Agreement, Green Mountain Bank - enclosed.

(h) Transfer Agent and Dividend Disbursing Agent Service Agreement - enclosed.

(i)     Opinion and Consent of Counsel - enclosed.

(j)     Consent of Auditors - enclosed.

(n)     Financial Data Schedule - Enclosed